SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): December 27, 2002




                               AVADO BRANDS, INC.
             (Exact name of Registrant as Specified in its Charter)


         Georgia                        0-19542             59-2778983
------------------------------     ----------------   ---------------------
(State or other Jurisdiction of    (Commission File       (IRS Employer
Incorporation or Organization)          Number)         Identification No.)



         Hancock at Washington
           Madison, Georgia                                30650
----------------------------------------      ------------------------------
(Address of principal executive offices)                 (Zip code)

       Registrant's telephone number, including area code: (706) 342-4552

                                 Not Applicable
          (Former name or former address, if changed since last report)


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     Item 5. Other Events.

     Avado Brands, Inc. today announced that it has made its semi-annual interest payment to holders of its 9 3/4% Senior Notes. The interest payment was originally due on December 1, 2002 and as the Company indicated earlier, the payment was made within the 30 day, no-default period provided for under the terms of the Indenture.

     On December 27, 2002, the Company executed an amendment to its $75.0 million credit facility whereby its lenders have agreed to forbear from exercising their remedies with respect to existing events of default until May 31, 2003. The amendment also revised certain financial covenants and requires the Company to reduce its obligations under the facility to $0 by May 25, 2003.

     The Company is closely monitoring its liquidity position and continues to believe that it will be able to make the semi-annual interest payment due to holders of its 11 3/4% Senior Subordinated Notes, which was originally due on December 15, 2002, within the 30 day no-default period provided for under the terms of that Indenture.

     The Company also announced that it has substantially completed the divestiture of its Canyon Cafe Brand. On December 20, 2002, the Company completed a transaction in which seven restaurants were divested for total consideration of approximately $2.4 million. After the completion of this transaction, the Company has four remaining Canyon Cafe locations, which are held for sale.

     Avado Brands owns and operates two proprietary brands, comprised of 120 Don Pablo's Mexican Kitchens and 66 Hops Restaurant-Bar-Breweries.


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     Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements of Businesses Acquired.

                  None.

         (b)      Pro Forma Financial Information.

                  None.

         (c)      Exhibits.

                  The following exhibit is filed herewith:

                      10.1 Amendment Number Four, dated as of December 27, 2002, to Second Amended and Restated Credit Agreement dated as of March 20, 2002 by and among Avado Brands, Inc., as Borrower, the lenders signatory thereto, Foothill Capital Corporation, as Administrative Agent, and Ableco Finance LLC, as Collateral Agent.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          AVADO BRANDS, INC.
                                          (Registrant)


                                          By: /s/ Louis J. Profumo
                                              -------------------------
                                              Louis J. Profumo
                                              Chief Financial Officer


Date: December 30, 2002


                                     Page 4
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